As filed with the Securities and Exchange Commission on December 11 , 2018

Registration No. 333-209484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL LAND ALLIANCE, INC.

(Exact Name of Registrant as specified in its charter)

Wyoming	6552	46-37523617
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 10th Ave., Suite 1000

San Diego, CA 92101

(877) 661-4811

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wyoming Registered Agent

1621 Central Avenue

Cheyenne, Wyoming 82001

(888) 799-2677

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

William B. Barnett, Esq.

Law Offices of Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, CA 91302

(818) 436-6410

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X] Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-209484) (the “Registration Statement”) of International Land Alliance, Inc., a Wyoming corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all shares of common stock that were offered for sale by the Registrant but were not sold prior to the termination of the offering made pursuant to the Registration Statement. At the termination of the offering made pursuant to the Registration Statement, 2,395,000 shares of common stock which were offered for sale by the Registrant were not sold or issued. All unsold shares that were offered for sale by the Registrant are hereby removed from the Registration Statement.

Shares offered for sale by Selling Shareholders in the amount of 710,000 shares remain offered for sale pursuant to the Registration Statement and shall remain registered until all of such shares are sold by the Selling Shareholders or until the termination of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California on December 11 , 2018.

International Land Alliance, Inc.

By:	/s/ Roberto Jesus Valdes
Name:	Roberto Jesus Valdes
Title:	Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Roberto Jesus Valdes
Roberto Jesus Valdes	President, Principal Executive Officer and a Director	December 11 , 2018

/s/ Jason Sunstein		December 11 , 2018
Jason Sunstein	Principal Financial and Accounting Officer and a Director